SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CAI INTERNATIONAL, INC.
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
(415) 788-0100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date

10:00 a.m. Pacific Daylight Time on June 3, 2011.

Place

The offices of Perkins Coie LLP, located at 3150 Porter Drive, Palo Alto, California 94304.

Items of Business

1.	To elect three directors nominated by the Board of Directors to serve for the ensuing three years and until their successors are elected.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To hold an advisory (non-binding) vote on the compensation paid to our executive officers, as disclosed pursuant to Item 402 of Regulations S-K.

4.	To hold an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.

5.	To approve an amendment to the CAI International, Inc. 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares.

6.	To consider any other business that may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned and postponed.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Record Date

Only stockholders of record at the close of business on April 15, 2011 are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. As of that date, there were 19,295,359 shares of common stock outstanding. There were 25 registered stockholders on the record date. A list of stockholders of record will be maintained and open for examination by any of our stockholders, for any purpose relating to the Annual Meeting, during regular business hours at the address listed above for ten days prior to the meeting.

Voting

As owners of CAI, your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy for the annual meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or by following the instructions on your voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card or voting instruction card. You may attend the meeting in person even though you have sent in your proxy or voting instruction card.

This proxy statement is first being sent to stockholders on or about May 4, 2011.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,

/s/ Victor Garcia
Victor Garcia
Senior Vice President, Chief Operating Officer and Secretary

San Francisco, California
May 4, 2011.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 3, 2011.

This Proxy Statement and the 2010 Annual Report are available at:
http://investor.capps.com/annual-proxy.cfm

CAI INTERNATIONAL, INC.
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on June 3, 2011

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:     Why am I receiving these materials?

A:      The Board of Directors of CAI International, Inc. is providing these proxy materials for you in connection with CAI’s Annual Meeting of Stockholders, which will take place on Friday, June 3, 2011. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:      What is included in these materials?

A:      These materials include:

          •        Our proxy statement for the Annual Meeting;

          •        Our 2010 Annual Report to Stockholders, which includes our audited consolidated financial statements; and

          •        The proxy card for the Annual Meeting.

Q:     What items will be voted on at the Annual Meeting?

A:     The items that will be voted on at the Annual Meeting are:

1.	The election of three directors nominated by the Board of Directors;

2.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	A proposal to hold an advisory (non-binding) vote on the compensation paid to our executive officers, as disclosed pursuant to Item 402 of Regulations S-K;

4.	A proposal to hold an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation;

5.
A proposal to approve an amendment to the CAI International, Inc. 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares; and

6.	Any other business that may properly come before the Annual Meeting.

Q:      What are our Board of Directors’ voting recommendations?

A:       Our Board of Directors recommends that you vote your shares (i) “FOR” the nominees to the Board of Directors, (ii) “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (iii) “FOR” the approval of the compensation paid to the Company’s executive officers as disclosed in this proxy statement, and (iv) “FOR” the proposed amendment to the CAI International, Inc. 2007 Equity Incentive Plan.  Our Board of Directors further recommends that you vote your shares to hold say-on-pay votes on executive compensation “EVERY YEAR.”

Q:      Where will the Annual Meeting be held?

A:      The Annual Meeting will be held at the offices of Perkins Coie LLP located at 3150 Porter Drive, Palo Alto, California 94304.

Q:      Where are CAI’s principal executive offices located, and what is CAI’s main telephone number?

A:        CAI’s principal executive offices are located at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105 USA. CAI’s main telephone number is (415) 788-0100.

Q:        What information is contained in the proxy statement?

A:        The information included in the proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:        How may I obtain CAI’s Annual Report on Form 10-K filed with the SEC?

A:        CAI’s Annual Report on Form 10-K for the year ended December 31, 2010 is included in CAI’s 2010 Annual Report to Stockholders. Stockholders may request an additional free copy of CAI’s Annual Report on Form 10-K for the year ended December 31, 2010 from:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

CAI will also furnish any exhibit to the Form 10-K if specifically requested. Copies of CAI’s Annual Report on Form 10-K for the year ended December 31, 2010 are also available in the SEC Filings portion of the Investor Relations section of our website at www.capps.com and in the SEC’s EDGAR database on the SEC’s website at www.sec.gov.

Q:        What shares can I vote?

A:        Each share of CAI common stock issued and outstanding as of the close of business on April 15, 2011, the Record Date, is entitled to one vote on all items being voted upon at the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank. On the Record Date we had 19,295,359 shares of common stock issued and outstanding.

Q:        What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:        Most CAI stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:  If your shares are registered directly in your name with CAI’s transfer agent, Computershare Stockholder Services, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by CAI. As the stockholder of record, you have the right with these proxy materials to grant your voting proxy directly to CAI or to vote in person at the meeting. CAI has enclosed or sent a proxy card for you to use in granting your voting proxy to CAI.

Beneficial Owner:  If your shares are held in a brokerage account (in street name) or by another person on your behalf, you are considered the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:        How can I attend the Annual Meeting?

A:        You are entitled to attend the Annual Meeting only if you were a CAI stockholder as of the close of business on April 15, 2011, or you hold a valid proxy for the Annual Meeting.

Q:        How can I vote my shares in person at the Annual Meeting?

A:        Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:        How can I vote my shares without attending the Annual Meeting?

A:        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted by proxy without attending the Annual Meeting. Stockholders of record of CAI common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. CAI stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Q:        Can I change my vote?

A:        You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation of your proxy to CAI’s Secretary prior to your shares being voted or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are the beneficial owner of shares held in a brokerage account, or that are held by another person on your behalf, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as provided in the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:        Who can help answer my questions?

A:        If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Fax: (415) 788-3430

If you need additional copies of this proxy statement or voting materials, please contact CAI as described above.

Q:        Is my vote confidential?

A:        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CAI or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which are forwarded to CAI management.

Q:        How many shares must be present or represented to conduct business at the Annual Meeting?

A:        The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of CAI common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:        How are votes counted?

A:        In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the advisory vote on the frequency of advisory votes on the Company’s executive compensation, you may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN.”

For any other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign and return your proxy card, without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” CAI’s nominees to the Board of Directors, “FOR” the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, “FOR” the resolution on the Company’s executive compensation, “EVERY YEAR” on the advisory vote on the frequency of future advisory votes on the Company’s executive compensation, and “FOR” the proposal to approve an amendment to the CAI International, Inc. 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares) and in the discretion of the proxy holders on any other matters that properly come before the meeting.

Q:        What is the voting requirement to approve each of the proposals?

A:        For Proposal No. 1, election of directors, members of the Board of Directors are elected by a plurality of the votes cast, provided that a majority of the shares of common stock are present or represented and entitled to vote at the Annual Meeting. The candidates who receive the greatest number of votes will be elected directors.

Proposal No. 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011 requires the affirmative vote of a majority of the votes cast on the matter, in person or by proxy, at the Annual Meeting.  Each outstanding share will be entitled to one vote.  The results of this vote will not be binding on the Board of Directors.

Proposal No. 3, the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the votes cast on the matter, in person or by proxy, at the Annual Meeting.  Each outstanding share will be entitled to one vote.  The results of this vote will not be binding on the Board of Directors.

Proposal No. 4, the advisory vote on the frequency of future advisory votes on the Company’s executive compensation will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to the Board of Directors.  The results of this vote will not be binding on the Board of Directors.

For Proposal No. 5., the proposal to approve an amendment to the CAI International, Inc. 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares, Delaware law requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. In addition to the Delaware law requirements, the rules of the NYSE require approval by a majority of votes cast on Proposal No. 5, provided that the total votes cast on that proposal must represent over 50% in interest of all securities entitled to vote on the proposal.

Abstentions are shares that abstain from voting on a particular matter. Under Delaware law, abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting.  Abstentions have no effect on Proposal No. 1, election of directors, or Proposal 4, the advisory vote on the frequency of advisory votes on the Company’s executive compensation, since approval by a percentage of the shares present or outstanding is not required. Abstentions will have the same effect as a vote against Proposal No. 2, ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011, Proposal No. 3, advisory resolution on the Company’s executive compensation, and Proposal No. 5., approval of an amendment to the CAI International, Inc. 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares.

Under the rules of the NYSE, if your broker holds your shares in its name (also known as “street name”), and does not receive voting instructions from you, the broker is permitted to vote your shares only on “discretionary” matters.  Proposal No. 2, ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011, is the only discretionary matter that a broker is permitted to vote on at this annual meeting.  Because of the additional requirement for approval under NYSE rules, broker non-votes will have the same effect as a vote against Proposal No. 5, approval of an amendment to the CAI International, Inc. 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares.  Broker non-votes are generally not considered votes present in person or by proxy and entitled to vote at the Annual Meeting and therefore will have no direct impact on any other proposal.  We urge you to give voting instructions to your broker on all voting items.

Q:        Is cumulative voting permitted for the election of directors?

A:        No. Each share of CAI’s common stock outstanding as of the close of business on April 15, 2011 is entitled to one vote on each matter that may come before the Annual Meeting.

Q:        What happens if additional matters are presented at the Annual Meeting?

A:        Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason one of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Q:        Who will serve as inspector of elections?

A:        The inspector of elections will be Nadine Teixeira, Vice President, International Legal Affairs of CAI.

Q:        What should I do if I receive more than one set of voting materials?

A:        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each CAI proxy card and voting instruction card that you receive.

Q:        How may I obtain a separate set of voting materials?

A:        If you share an address with another stockholder, you may receive only one set of proxy materials (including our annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Q:        Who will bear the cost of soliciting votes for the Annual Meeting?

A:        CAI is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to mailing these proxy materials, proxies or votes may be solicited in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:        Where can I find the voting results of the Annual Meeting?

A:        We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or SEC, within four business days following the Annual Meeting.

Q:        What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:        You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in CAI’s proxy statement for the Annual Meeting next year, the written proposal must be received by CAI’s Secretary at our principal executive offices no later than January 5, 2012. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in CAI’s proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals must also comply with our bylaws provisions regarding business to be brought before a stockholder meeting and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

CAI International, Inc.
Attn: Corporate Secretary
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Fax: (415) 788-3430

For a stockholder proposal that is not intended to be included in CAI’s proxy statement as described above, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of CAI common stock to approve that proposal, provide the information required by CAI’s bylaws and give timely notice to CAI’s Secretary in accordance with CAI’s bylaws, which, in general, require that the notice be received by CAI’s Secretary:

            •        not earlier than the close of business on February 3, 2012; and

            •        not later than the close of business on March 5, 2012.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board of Directors’ Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board of Directors membership and should be directed to the Chair of CAI’s Nominating and Corporate Governance Committee by fax or mail addressed to:

CAI International, Inc.
Attn: Chair of the Nominating and Corporate Governance Committee
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Fax: (415) 788-3430

In addition, CAI’s bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver to CAI’s Secretary timely notice in accordance with CAI’s bylaws, which require that the notice be received by CAI’s Secretary within the time period described above under “Stockholder Proposals.” Pursuant to CAI’s bylaws, the notice must include, among other things, the information that would be required in a proxy statement or other filings required to be made in connection with soliciting proxies for the election of that nominee in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, disclosure of specified compensatory and other material relationships between the stockholder proponent and its affiliates, on the one hand, and the director nominees and their affiliates, on the other hand, disclosure of all ownership interests in the Company held by the stockholder proponent, including, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any security of the Company, in light of increased use by investors of derivative instruments that are not reflected in an investor’s beneficial ownership of the Company’s securities, and a completed director questionnaire provided by each nominee for election or reelection to the Board of Directors. The notice should be addressed to CAI’s Secretary as follows:

CAI International, Inc.
Attn: Corporate Secretary
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Fax: (415) 788-3430

Copy of Bylaw Provisions: If you wish to make a proposal or nominate a director, you are advised to review CAI’s bylaws regarding the requirements that must be satisfied in order for a stockholder proposal or director nomination to be considered at an Annual Meeting. You may contact CAI’s Secretary as indicated above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:        How may I communicate with CAI’s Board of Directors or the independent directors on CAI’s Board of Directors?

A:        You may submit any communication intended for CAI’s Board of Directors or the independent directors by directing the communication by mail or fax addressed to:

CAI International, Inc.
Attn: Chairman of the Board of Directors
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Fax: (415) 788-3430

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of five directors and is divided into three classes: Class I, Class II and Class III. Effective on the date of the Annual Meeting, the size of our Board of Directors will be increased to seven directors and at the Annual Meeting three Class I directors will be elected to serve for a term of three years and until their respective successors are elected and qualified, or until the death, resignation or removal of such director.

Marvin Dennis, Gary Sawka and Victor Garcia have been nominated for election as the Class I directors at this Annual Meeting. Proxies will be voted for the election of Mr. Dennis, Mr. Sawka and Mr. Garcia unless the authority to vote for is withheld.  Each nominee has indicated that he is able and willing to serve if elected. If, however, any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.  If any nominee should be unable or unavailable to serve prior to the election, the Board of Directors may recommend another nominee, and Masaaki (John) Nishibori and Nadine Teixeira, in their capacity as proxy holders, will vote the proxies for the nominee.

There are also four continuing directors. Hiromitsu Ogawa and William Liebeck are serving as Class II directors until our 2012 annual meeting of stockholders.  Masaaki (John) Nishibori and David G. Remington are serving as Class III Directors until our 2013 annual meeting of stockholders.

Mr. Sawka was re-elected to the Board of Directors at the Company’s 2010 Annual Meeting of the Stockholders.  On September 29, 2010, Mr. Sawka tendered his resignation from the Company’s Board of Directors, in connection with commencement of his service as our interim Chief Financial Officer, and David G. Remington was appointed by the Board of Directors to fill the vacancy created by Mr. Sawka’s resignation.  Mr. Remington was appointed to serve on the Company’s Audit Committee and Compensation Committee and to act as Chairman of the Nominating and Corporate Governance Committee.  Mr. Sawka is expected to step down from his current position as our interim Chief Financial Officer when Timothy B. Page becomes our new Chief Financial Officer, which we expect will occur in the middle part of May 2011.  You can find more information about Mr. Page on page 14 of this proxy statement.

There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of CAI. There are no family relationships among our executive officers and directors.

If you sign your proxy card or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the persons nominated by the Board of Directors. If you wish to give specific instructions with respect to voting for directors, you may do so by following the instructions on your proxy card or voting instruction card.

Age	Director since
Class I Director Nominees

Marvin Dennis
Marvin Dennis currently serves as the President of Dennis & Company, a financial consulting company he founded in 1996. From 1974 to 1996, Mr. Dennis served as Chief Financial Officer of Trans Ocean Ltd., a maritime container lessor company he co-founded. Mr. Dennis holds a B.S. from the University of Illinois, a J.D. from DePaul University and a M.B.A. from Harvard University. Mr. Dennis brings extensive and deep industry knowledge to the Board of Directors, and his experience as financial consultant and Chief Financial Officer of Trans Ocean Ltd. is invaluable with respect to financial and accounting issues.
73	2007

Gary M. Sawka
Gary M. Sawka has served as CAI’s Interim Chief Financial Officer since September 2010.  Mr. Sawka will step down from his position as Interim Chief Financial Officer when Timothy Page joins CAI as the new Chief Financial Officer, which we anticipate will be in the middle part of May 2011.  Prior to September 2010, he served as a member of the CAI’s Board of Directors beginning in June 2007.  From September 2008 to October 2010 he served as Senior Vice President, Finance and Chief Financial Officer of Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR), a specialty pharmaceuticals company.  From October to December 2010 he was employed with Questcor Pharmaceuticals, Inc. on a part time basis as Special Projects, Finance.  From February 2007 to April 2008, he served as Chief Financial Officer and Designated Responsible Individual for Tripath Technology, Inc., a former NASDAQ-listed fabless semiconductor company, during its Chapter 11 reorganization and its reverse merger.  From August 2006 to February 2007, he served as a consulting Chief Financial Officer to Tripath Technology, Inc. From 2002 to 2006, Mr. Sawka worked as a financial consultant for several NASDAQ-listed companies.  From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of ePlanning Securities, a national, representative-owned, independent FINRA Broker / Dealer. During the period from 1984 to 2002, Mr. Sawka served as Vice President and Chief Financial Officer of Tvia, Inc.(OTC: TVIA.PK), a fabless semiconductor company, PrimeSource Corporation, an international container leasing company specializing in high service leases, and Itel Containers International Corporation, at the time, the world’s largest international container leasing company.  Mr. Sawka has an MBA from Harvard University Graduate School of Business Administration and a BS in Accounting from the University of Southern California.  Mr. Sawka has been nominated because of his extensive management and consulting experience with public companies and with Itel Containers, another international container leasing company, which will bring valuable financial, operational, governance and strategic expertise to our Board.
64	__

Victor M. Garcia
Victor M. Garcia has served as our Senior Vice President and Chief Operating Officer since September 2010.  Mr. Garcia previously served as the Company’s Senior Vice President and Chief Financial Officer from November 2006 through September 2010. From July 1990 to October 31, 2006, he was employed by Banc of America Securities, the investment banking subsidiary of Bank of America, where he was a Managing Director and senior banker in the Transportation Group within the Global Corporate and Investment Bank. Mr. Garcia holds a B.S. from Babson College.  Mr. Garcia has been selected to become our new President and Chief Executive Officer when Mr. Nishibori retires from those positions, which we anticipate will occur on June 3, 2011. Mr. Garcia has been selected as a nominee for director because as our Senior Vice President and Chief Operating Officer, he will bring to the Board a unique insight on the management of the company and as our former Chief Financial Officer brings knowledge of the financial facets of the company.
43	__

Continuing Class II Directors

Hiromitsu Ogawa
Hiromitsu Ogawa is our founder, Chairman of the Board of Directors of the Company and holder of 34.40% of our common stock. Mr. Ogawa voluntarily resigned from his position as Executive Chairman in June 2009. He has also been a partner of Quest Venture Partners since 2008. From 1989 to November 2006, he served as our Chief Executive Officer. Prior to starting our company in 1989, he was with Itel Containers International Corp., a lessor of cargo containers for use exclusively in international shipping, for 12 years as Vice President of Marketing for Japan/Korea. Earlier in his career, he also held the position of Executive Managing Director of Heublein Japan Co. Ltd., a food and beverage manufacturing and distribution company. He was also Sales Promotion Manager with Coca-Cola Japan Co. Ltd., a manufacturer and seller of soft drinks and related operations. Mr. Ogawa graduated from Kyoto University of Foreign Studies with a B.A. As our founder, largest stockholder and former Chief Executive Officer, Mr. Ogawa has intimate knowledge of the Company and industry which gives him unique insights into the Company’s operations, strategic goals, and challenges.
70	1989

William Liebeck
William Liebeck is a director and chairman of the Board of Directors’ Compensation Committee. He is currently a Partner at Crane Street Capital, LLC, a private equity firm, where he is Chief Executive Officer. From the periods 1988 to 1995, 1997 to 2005 and 2007 to 2009, Mr. Liebeck was a Partner at three private equity firms, Equivest Partners, Thoma Cressey Equity Partners and Englefield Capital, LLC, respectively. Mr. Liebeck holds a B.A. from the University of California at Berkeley and an M.B.A. from Stanford University. Mr. Liebeck’s extensive knowledge of the capital markets, strategic planning and mergers and acquisitions from his private equity background provides invaluable expertise to our Board of Directors in matters regarding the Company’s capital requirements and strategic direction.
55	2007

Continuing Class III Directors

Masaaki (John) Nishibori
Masaaki (John) Nishibori has been our President and Chief Executive Officer since November 2006 and has served as a member of our Board of Directors since 1993. Mr. Nishibori is expected to retire from his positions as President and Chief Executive Officer in the middle part of May 2011. Mr. Nishibori was our Senior Vice President and Chief Financial Officer from 1993 to November 2006. From 1973 to 1993, Mr. Nishibori was a commercial banker for The First National Bank of Boston. While with The First National Bank of Boston, Mr. Nishibori served as chief executive officer of Bank of Boston, Italy, Boston Finanziaria, S.p.A and Boston Leasing Italia, S.p.A. and later as Senior Credit Officer of the Specialized Finance Department. From 1970 to 1973, Mr. Nishibori was a management consultant at Arthur D. Little, Inc., an international management consulting firm in Cambridge, Massachusetts. Mr. Nishibori is a graduate of Hitotsubashi University and holds an M.B.A. from Columbia University. In addition to his institutional knowledge from his long tenure of service to the Company and his position as the executive leader of our Company, Mr. Nishibori’s significant financial expertise, including extensive experience with capital markets and commercial financing transactions, is invaluable to the Board of Directors.
66	1993

David G. Remington
David G. Remington is a director and chairman of the Board of Directors’ Nominating and Corporate Governance Committee.  From 2004 to the present, he has served as a gubernatorial appointee to the Executive Board of Energy Northwest, a nuclear and renewable power utility, where he chairs the Compensation Subcommittee.  Beginning in December 2010, Mr. Remington has served on the board of Next IT, a private software company, where he chairs the Audit Committee. Since 2001, he has served as a board member of a non-profit that is developing a regional science center and for about the last 4 years he has been a board member of an angel investment fund.  He is a retired senior financial executive with 40 years of experience in corporate finance, investment and commercial banking.  From February 1996 until December 2004, he served as a Senior Vice President and Chief Financial Officer of Itron, Inc. (NASDAQ: ITRI).  Prior to his service with Itron, Inc., Mr. Remington served in various executive roles as a Managing Director for Dean Witter Reynolds, Inc. and as President of Steiner Financial Corporation.  He holds a bachelor’s degree in electrical engineering from the University of California at Berkeley and a master's degree from the Harvard Business School.  Mr. Remington’s extensive financial experience with nearly 40 years of work in corporate finance, investment and commercial banking, is invaluable with respect to financial and accounting issues.
69	2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

CAI is committed to sound corporate governance principles. Such principles are essential to running CAI’s business efficiently and to maintaining CAI’s integrity in the marketplace. CAI’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in the Documents and Charters portion of the Investor Relations section of our website at www.capps.com . CAI’s Code of Business Conduct and Ethics applies to all contractors, consultants and service providers of CAI. A copy of CAI’s Corporate Governance Guidelines and Code of Business Conduct and Ethics will be provided to any stockholder who requests it from us at the following address:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

Board Independence

The Board of Directors has reviewed the relationships between the Company and each of its directors, including former directors, who served as directors during any part of fiscal 2010.  The Board of Directors has determined that none of our current directors, except Hiromitsu Ogawa, the Chairman of our Board of Directors, and Masaaki (John) Nishibori, our President and Chief Executive Officer, has a material relationship with CAI (either directly, through a family member or as a partner, officer or stockholder of any organization that has a relationship with CAI), and each director, other than Mr. Ogawa and Mr. Nishibori, is independent within the meaning of CAI’s director independence standards, which reflect exactly the New York Stock Exchange director independence standards.  The Board of Directors has determined that Gary Sawka, prior to his resignation as a director and his appointment as Interim Chief Financial Officer of CAI, did not have a material relationship with CAI (either directly, through a family member or as a partner, officer or stockholder of any organization that has a relationship with CAI), and that he was independent within the meaning of CAI’s director independence standards.  The Board of Directors anticipates that upon his resignation as Interim Chief Financial Officer and his re-election to the Board of Directors, that Mr. Sawka will be independent within the meaning of CAI’s director independence standards.  Victor M. Garcia, our Senior Vice President and Chief Operating Officer, is not independent within the meaning of CAI's director independent standards.  These independence standards are available in the Documents and Charters portion of the Investor Relations section of our website at www.capps.com and a copy of such standards will be provided to any stockholder who requests it from us at the following address:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

The Board of Directors will annually appoint a Presiding Non-Management Director from among the independent directors. The Presiding Non-Management Director will serve as a focal point and facilitator to assist the independent directors in fulfilling their responsibilities. Mr. Marvin Dennis is currently appointed as our Presiding Non-Management Director.  The process by which the Board of Directors selects the Presiding Non-Management Director is described under the Documents and Charters portion of the Investor Relations section of our website at www.capps.com.

Board Structure and Committee Composition

Mr. Ogawa serves as the Chairman of the Board of Directors and Mr. Nishibori serves as both the Chief Executive Officer and a director of the Company. The Company believes that having a separate Chairman and Chief Executive Officer is appropriate given the current characteristics of the Company’s management. Mr. Ogawa, as founder and previous Chief Executive Officer, is intimately familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities, leading Board of Directors discussions and defining the Company’s strategic objectives. Mr. Nishibori, as the Chief Executive Officer, is the individual selected by the Board of Directors to manage the Company on a day-to-day basis, and his direct involvement in the Company’s operations allows him to provide valuable insights with respect to strategic planning and the operational requirements to meet the Company’s short- and long-term objectives. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry.

One of our five current directors will stand for re-election at the Annual Meeting. Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. The CAI Board of Directors has the following three standing committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance. The membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board of Directors. During fiscal 2010, the Board of Directors held nineteen meetings. Each director attended at least 75% of all Board of Directors and applicable committee meetings which he served during his tenure as a director in fiscal 2010. Non-management directors meet in executive session on a regular basis, generally at each scheduled Board of Directors meeting. Directors are encouraged to attend annual meetings of CAI stockholders.  All of our directors attended last year's annual meeting of CAI stockholders. The following table shows committee service for our five current directors for fiscal 2010:

Name of Director	Audit	Compensation	Nominating and Corporate Governance

Nonemployee Directors:

Hiromitsu Ogawa, Chairman

Marvin Dennis	X*	X	X

William Liebeck	X	X*	X

David G. Remington	X	X	X*

Employee Director:

Masaaki (John) Nishibori, Chief Executive Officer

X        = Committee member
*        = Chair

Audit Committee. The functions of the Audit Committee include oversight of the integrity of our financial statements, performance of our internal audit services function, our compliance with legal and regulatory requirements, the implementation and effectiveness of our disclosure controls and procedures, the annual independent audit of our financial statements, and the evaluation of the performance, qualifications and independence of our independent auditors. Our Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of issuing an audit report or related work, as well as pre-approving all non-audit services. The purpose and responsibilities of our Audit Committee are set forth in the Audit Committee Charter approved by our Board of Directors on July 30, 2009. All of the directors currently serving on our Audit Committee, Mr. Dennis, Mr. Liebeck and Mr. Remington, qualify as “independent,” as such term is defined in Section 10A(m) under the Securities Exchange Act of 1934, as amended, Rule 10A-3 promulgated thereunder, and in Section 303A.02 of the New York Stock Exchange Manual. Mr. Dennis, Mr. Liebeck and Mr. Remington each have accounting or related financial management expertise as required by the NYSE’s requirements and qualify as “audit committee financial experts,” as defined in Regulation S-K, as promulgated by the Securities and Exchange Commission. During fiscal 2010, the Audit Committee held five meetings.

The report of the Audit Committee is included on page 27 of this proxy statement. The charter of the Audit Committee is available in the Documents and Charters portion of the Investors section of our website at www.capps.com and a copy of such charter will be provided to any stockholder of the Company who requests it from us at the following address:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

Compensation Committee . The Compensation Committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee determines the compensation for the Chief Executive Officer and recommends to the Board of Directors for its approval compensation levels for our directors and other executive officers, and such other senior employees as the Compensation Committee may determine. The Compensation Committee is also responsible for producing a report for inclusion in our proxy statement. In addition, the Compensation Committee assists the Board of Directors in discharging the responsibility of the Board of Directors for settler functions relating to the Company’s compensation and benefits programs generally. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter approved by our Board of Directors on April 7, 2010. All of the directors currently serving on our Compensation Committee, Mr. Dennis, Mr. Liebeck and Mr. Remington, qualify as “independent,” as such term is defined in Section 303A.02 of the NYSE Manual. During fiscal 2010, the Compensation Committee held seven meetings.

The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. Additionally, the Compensation Committee shall have the sole authority and responsibility to engage and terminate any outside consultant to assist in evaluating and determining appropriate compensation levels for the Chief Executive Officer or other members of management and to approve the terms of any such engagement and the fees of any such consultant. Our Compensation Committee engaged Pearl Meyer & Partners to review our executive compensation policies and levels and to assist the Committee in setting compensation for our executives in 2010. In considering director compensation and perquisites, the Compensation Committee may request that management report to the Compensation Committee periodically on the status of the Board of Director’s compensation and perquisites in relation to other similarly situated companies.

Mr. Ogawa, our former chief executive officer, and Mr. Nishibori, our current chief executive officer, participate in all discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding their own salary and incentive compensation. While the Compensation Committee looks to Mr. Ogawa and Mr. Nishibori to make recommendations with respect to specific compensation decisions for the executive officers other than the Chief Executive Officer, all decisions regarding the compensation of our executive officers are made solely by the Board of Directors upon the recommendation of the Compensation Committee.

The report of the Compensation Committee is included beginning on page 26 of this proxy statement. The charter of the Compensation Committee is available in the Documents and Charters portion of the Investors section of our website at www.capps.com and a copy of such charter will be provided to any stockholder of the Company who requests it from us at the following address:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists our Board of Directors in promoting our best interests and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Corporate Governance Committee identifies individuals qualified to become directors and recommends to our Board of Directors the director nominees for the next annual meeting of stockholders. It also reviews the structure and composition of our Board of Directors committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board of Directors and its committees. The Nominating and Corporate Governance Committee also recommends to our Board of Directors the corporate governance guidelines and standards regarding the independence of outside directors applicable to CAI and reviews such guidelines and standards and the provisions of the Nominating and Corporate Governance Committee Charter from time to time to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any legal or regulatory requirements of The New York Stock Exchange. The Nominating and Corporate Governance Committee also monitors our Board of Directors and our compliance with any commitments made to our regulators or otherwise regarding changes in corporate governance practices and reviews our Board of Directors’ performance.

The purpose and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee Charter approved by our Board of Directors on April 7, 2010. All of the directors currently serving on our Nominating and Corporate Governance Committee, Mr. Dennis, Mr. Liebeck and Mr. Remington, qualify as “independent,” as such term is defined in Section 303A.02 of the NYSE Manual. During fiscal 2010, the Nominating and Corporate Governance Committee held two meetings.

The Nominating and Corporate Governance Committee’s charter is available in the Documents and Charters portion of the Investors section of our website at www.capps.com and a copy of such charter will be provided to any stockholder of the Company who requests it from us at the following address:

CAI International, Inc.
Attn: Investor Relations
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Phone: (415) 788-0100
Fax: (415) 788-3430

Our Board of Directors may establish other committees from time to time to facilitate the management of our business and affairs.

Consideration of Nominees.  The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board of Directors members, professional search firms, stockholders or other persons.

In evaluating candidates, including candidates nominated by stockholders, the Nominating and Corporate Governance Committee seeks to achieve a balance of strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board of Directors (including its size and structure) and diversity on the Board of Directors. Directors are expected to attend all or substantially all Board of Directors meetings and meetings of the Committees of the Board of Directors on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board of Directors.

Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership and should be addressed to:

CAI International, Inc.
Attn: Chair of the Nominating and Corporate Governance Committee
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, CA 94105 USA
Fax: (415) 788-3430

description of the process for nominating directors in accordance with CAI’s bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” on page 5.

The Board’s Role in Risk Oversight

One of the Board of Directors’ primary responsibilities under the Company’s Corporate Governance Guidelines is reviewing the Company’s strategic plans and objectives, including the principal risk exposures of the Company. The Audit Committee is also responsible for evaluating enterprise risk issues and discusses the Company’s major risk exposures, whether financial, operating or otherwise, with management, the head of internal audit (or the internal audit service providers), and the independent auditors. The Board of Directors addresses at least annually, the principal current and future risk exposures of the Company. The Board of Directors receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputation risks.

MANAGEMENT

The following table sets forth certain information regarding our current executive officers who are responsible for overseeing the management of our business, our new Chief Financial Officer (who is expected to join us in the middle of May 2011) and a key employee (ages as of May 4, 2011). For biographical information about Mr. Nishibori, who is also a member of our Board of Directors, and Messrs. Garcia and Sawka, who are nominees for election to our Board of Directors, see pages 7-9 above.

Name	Age	Position

Executive Officers:

Masaaki (John) Nishibori	66	President and Chief Executive Officer

Gary M. Sawka	64	Interim Chief Financial Officer

Timothy B. Page	58	New Chief Financial Officer

Victor M. Garcia	43	Senior Vice President, Chief Operating Officer and Secretary

Daniel J. Hallahan	55	Senior Vice President, Global marketing

Nadine B. Teixeira	43	Vice President, International Legal Affairs

Camille G. Cutino	51	Vice President, Operations

Key Employee:

Matthew Easton	38	Vice President, Information Technology

Executive Officers

Daniel J. Hallahan has served as our Senior Vice President, Global Marketing since February 2010.  Mr. Hallahan previously served as Vice-President, Marketing in Europe from July 1992 to February 2010. Prior to joining CAI, Mr. Hallahan served as Director of Marketing of Amphibious Container Leasing and Itel Containers International Corporation.

Nadine B. Teixeira has served as CAI’s Vice-President, International Legal Affairs, since July 2010. Ms. Teixeira served as CAI’s Director, International Legal Affairs, from February 2009 to July 2010. Prior to joining CAI, Ms. Teixeira was an Associate and Special Counsel at Perkins Coie, LLP and Cooley LLP, respectively, with a focus on venture capital funds and public companies. From August 1999 to August 2005, Ms. Teixeira was a corporate partner at Demarest e Almeida Advogados, Brazil. She received her LL.M in Corporate Governance & Practice from Stanford Law School in 2005 and her Bachelor of Law from the Law School of the University of São Paulo, Brazil, in 1990. Ms. Teixeira is expected to be appointed as our Secretary upon Mr. Garcia's anticipated resignation of that position on June 3, 2011, when it is expected that Mr. Garcia will be appointed President and Chief Executive Officer.

Camille G. Cutino has served as our Vice President, Operations since 2000. From July 1992 to 1999, Ms. Cutino was our Director of Operations. Ms. Cutino served as an independent contractor to us from May 1991 to June 1992. Prior to joining CAI, Ms. Cutino was the Director of Operations for Itel Containers International Corp., a lessor of cargo containers for use exclusively in international shipping. Ms. Cutino holds a B.S. from San Francisco State University.

New Chief Financial Officer

Timothy B. Page has accepted CAI’s offer to serve as our Chief Financial Officer.  We anticipate that Mr. Page will join CAI in the middle part of May 2011.  Since 2008, Mr. Page was Chief Financial Officer of Port Logistics Group, Inc., a logistics services company formed through the acquisition of three other port logistics providers in 2008, where his responsibilities included developing a financial and administrative team and establishing financial controls, procedures, and management reporting systems to support the company's growth. From 2004 until 2008, Mr. Page was the Chief Financial Officer of Quality Distribution, Inc., a NASDAQ-listed bulk chemical transportation company (NASDAQ: QLTY), with over 100 locations in the U.S., Mexico and Canada. Mr. Page's responsibilities while at Quality Distribution, Inc. included leading two public debt offerings, restructuring finance group and implementing new financial accounting, budgeting and planning systems.  From 2001 to 2004, Mr. Page was the Chief Financial Officer of Perry Ellis International, Inc., a NASDAQ-listed global apparel company (NASDAQ: PERY), where, among other responsibilities, he negotiated, structured and closed several acquisitions, which more than doubled the size of the company. Mr. Page holds an M.B.A. from the University of Wisconsin-Milwaukee.

Key Employee

Matthew Easton has served as our Vice President of Information Technology since August 2010.  From 2000 through 2004, Mr. Easton served as our Information Technology manager.  From 1998 through 2000, Mr. Easton was an information technology contractor for our company.  Prior to joining CAI, Mr. Easton was an Analysis Manager for California major accounts at AT&T Inc. (formerly, SBA Communications Inc.), a telephone communications company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Our Compensation Programs

The Board of Directors and the Compensation Committee believe that compensation for CAI’s named executive officers should be tied to corporate performance. The primary objectives of the executive compensation program are to:

            •        Provide competitive compensation packages that enable CAI to attract and retain talented executives;

            •        Motivate named executive officers to achieve our short- and long-term business strategies; and

            •        Align named executive officer compensation with stockholder value.

How We Set Compensation

CAI has compensation programs for its named executive officers that are designed to offer compensation that is competitive with compensation offered by competitors and companies of similar size and complexity within the intermodal container and similar industries.

Prior to 2009 we had not retained compensation consultants to review our compensation policies or procedures. Historically, Mr. Ogawa, our Chairman of the Board of Directors and former chief executive officer, and Mr. Nishibori, our current chief executive officer, in consultation with our Board of Directors, has set the compensation of our executive officers. As a result of our corporate structure and the discretionary nature of our compensation process, compensation for our executive officers is not paid as a result of a detailed, objectives-based process. Generally, we have sought to provide compensation packages to our executive officers that are fair and competitive. The compensation for our Chief Executive Officer, Chief Operating Officer, and Vice President, International Legal Affairs for fiscal 2010 was set pursuant to individual employment agreements originally entered into with each of them prior to the formation of our Compensation Committee.

The Compensation Committee awarded bonuses to the named executive officers for fiscal 2010 based on its review and analysis of their positions, responsibilities and performance, as well as their anticipated responsibilities and potential contributions to growth in stockholder value. The Compensation Committee analyzed CAI’s performance relative to peer companies and the compensation comparables of peer companies in validating its conclusions.

The Compensation Committee looks at data from publicly available compensation data provided by our compensation consultant, Pearl Meyer & Partners, from a selected group of peer organizations with comparable revenue. For 2010 the selected peer organizations consisted of: Aircastle Ltd., Echo Global Logistics, Inc., Express-1 Expedited Solutions, Inc., GATX Corporation, Marlin Business Services Corp., McGrath Rentcorp., Mobile Mini, Inc., Pacer International, Inc., Resource America, Inc., SeaCube Container Leasing Ltd., TAL International, Inc., Textainer Group Holdings Ltd and Willis Lease Finance Corporation. While the compensation data presented may identify a certain percentile, the Compensation Committee did not target any specific percentile with regard to any specific element of compensation or total compensation.

In establishing the compensation of our named executive officers, we based the amounts primarily on a subjective assessment of the market data and the business judgment of the Compensation Committee members, the individual performance of each named executive officer in recent periods, the employment agreement of each named executive officer, if any, and each named executive officer’s level of responsibility for CAI’s key objectives and potential for future responsibility and promotion.

The following table sets forth the percentage of each named executive officer’s total compensation that was paid in the form of base salary and cash incentive awards for fiscal 2010 based on the amount reported as Total Compensation in the Summary Compensation Table:

Name	Cash Compensation as a Percentage of Total Compensation
Masaaki (John) Nishibori	93.0%
Victor M. Garcia	95.5%
Gary M. Sawka	94.1%
Daniel J. Hallahan	95.2%
Nadine B. Teixeira	91.0%
Camille G. Cutino	89.1%

Elements of Compensation

CAI’s compensation program for its named executive officers consists of:

           •        base salary and benefits,

           •        cash bonuses, and

           •        long-term, equity-based compensation.

Base Salaries

We generally set the base salary of each of our named executive officers at a level we believe compensates these individuals adequately for the work they are expected to perform in their respective positions, and we consider the base salaries paid to similarly-positioned executives by our selected peer organizations. Pursuant to the terms of each of Mr. Nishibori’s and Mr. Garcia’s employment agreements, their base salaries will increase at least 4.0% annually. The Board of Directors may, in its discretion, approve a larger increase. The increase in base salary is generally intended to compensate for increases in the cost of living and changes in individual responsibilities. We do not have employment agreements with Daniel Hallahan or Camille Cutino, who have worked for us since 1992.

We increased base salaries for Mr. Nishibori, Mr. Garcia, Ms. Teixeira and Ms. Cutino during 2010 in recognition of the exceptional service provided by each of them during fiscal 2010, as shown in the following table.

Name	2009 Annual Base Salary	2010 Annual Base Salary
Masaaki (John) Nishibori	$530,000	$556,500	(1)
Victor M. Garcia	$343,000	$360,150	(2)
Gary M. Sawka	—	$300,000	(3)
Daniel J. Hallahan	—	$321,578	(4)
Nadine B. Teixeira	$204,000	$224,400	(1)
Camille G. Cutino	$169,600	$178,080

(1)	Effective July 1, 2010.
(2)	Effective November 1, 2010.
(3)	Effective September 29, 2010, when Mr. Sawka assumed the position of Interim Chief Financial Officer.
(4)	Mr. Hallahan became an executive officer on February 11, 2010.

Cash Bonuses

We provide cash bonuses for each of our named executive officers. The cash bonuses to executive officers other than Mr. Nishibori are paid at the discretion of the Compensation Committee. Our Board of Directors allocates a general pool for all cash bonuses, except for the bonus to Mr. Nishibori. From this bonus pool, our Compensation Committee then determines the cash bonuses to be paid to each other named executive officer. When setting the discretionary cash bonuses for our other executive officers, the Compensation Committee considers several factors, including the overall performance of our company, the individual executive’s role in our performance and the individual executive’s job performance. The Compensation Committee may also award additional discretionary cash bonuses in its discretion.

Under Mr. Nishibori’s employment agreement, he is entitled to receive a bonus of between 10.0% and 100.0% of his base salary, depending on our pretax profit for the year. Please see the narrative disclosure that accompanies the Summary Compensation Table and Grants of Plan-Based Awards Table for disclosure regarding the specific applicable pretax profit goals. We believe pretax profit is an appropriate performance goal because it is a meaningful indicator of our company’s overall performance. Our budgeted pretax profit is determined each year by our Board of Directors and the pretax profits achieved are as reflected in our audited financial statements. Mr. Nishibori’s bonus was equal to 70.1% of his base salary as of December 31,2010.

Under each of Mr. Garcia’s and Ms. Teixeira’s employment agreements, they may earn discretionary cash bonuses of up to 40% of their respective base salaries. In addition to being eligible for discretionary cash bonuses based upon the Compensation Committee’s determination, Mr. Garcia’s employment agreement provides that he was to receive a cash bonus of up to $100,000 on November 1, 2010, so long as he remained employed by us on such date.

For fiscal 2010, in addition to the $100,000 cash bonus to which he was contractually entitled, Mr. Garcia received a discretionary cash bonus equal to 72% of his base salary, and Ms. Teixeira received a discretionary cash bonus equal to $100,000, or approximately 44.6% of her base salary.  These discretionary bonuses exceeded the amounts specified in Mr. Garcia and Ms. Teixeira's respective employment agreements and were awarded based upon Mr. Nishibori’s and Mr. Ogawa’s recommendations to the Compensation Committee for exceptional service provided by each of Mr. Garcia and Ms. Teixeira during fiscal 2010.

Ms. Cutino received a discretionary cash bonus equal to $75,000, or approximately 42.1% of her base salary.  Mr. Hallahan received a discretionary cash bonus equal to $193,000, or approximately 60.0% of his base salary.  Such bonuses were paid in recognition of the exceptional service provided by each of them during fiscal 2010.

Severance and Change-in-Control Payments

CAI has entered into written agreements with Mr. Nishibori and Mr. Garcia pursuant to which they will receive severance benefits in the event their employment is terminated by CAI other than for cause, by the executive for good reason, or as a result of death or disability.  CAI has entered into a written agreement with Ms. Teixeira pursuant to which she will receive severance benefits in the event her employment is terminated by CAI other than for cause or within 30 days of a change in control, or by Ms. Teixeira for good reason.  We provided these benefits to attract and retain qualified executive officers who could obtain similar positions at other companies. These potential payments are discussed further under “Potential Payments Upon Termination or Change in Control” below.

Other Benefits

Our named executive officers are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, disability and our 401(k) plan, in each case on the same basis as other employees. In addition, we pay for additional life insurance polices for certain of our named executive officers. We also pay golf club monthly dues for certain of our executive officers. All of these other benefits are included as part of the benefits package to retain highly qualified executives. We also provide vacation and other paid holidays to all employees, including our executive officers.

2010 Summary Compensation Table

The following table provides information concerning compensation for services rendered to us in all capacities for the years indicated below by our Chief Executive Officer, our Interim Chief Financial Officer and three other highly compensated executive officers whose total compensation exceeded $100,000 for the year (the “named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Masaaki (John) Nishibori	2010	$543,250	—	—	$390,107	$70,331	(2)	$1,003,688
President and Chief Executive Officer	2009	$530,000	—	$207,624	$156,610	$77,871		$972,105
	2008	$529,981	$277,190	—	—	$67,870		$875,041

Victor M. Garcia(3)	2010	$345,858	$352,465	—	—	$32,572	(4)	$730,895
Senior Vice President and Chief Operating Officer	2009	$343,000	$237,200	$83,050	—	$32,104		$695,354
Former Chief Financial Officer	2008	$323,833	$237,200	—	—	$33,501		$594,534

Gary M. Sawka(5)	2010	$146,058	—	50,360	—	4,874	(6)	$201,292
Interim Chief Financial Officer

Daniel J. Hallahan(7)	2010	$296,686	$193,000	—	—	15,215	(8)	$504,901
Senior Vice President, Global Marketing

Nadine B. Teixeira(9)	2010	$214,200	$100,000	—	—	$31,252	(10)	$345,452
Vice President, International Legal Affairs

Camille Cutino	2010	$173,840	$75,000	—	—	$24,539	(11)	$273,379
Vice President, Operations	2009	$169,600	$40,000	$124,575	—	$30,635		$364,810
	2008	$164,800	$50,000	—	—	$27,469		$242,269

(1)
These amounts reflect the aggregate grant date fair value for stock options and stock awards granted in 2010, 2009, and 2008 to the indicated named executive officer computed in accordance with FASB ASC Topic 718 “Compensation—Stock Compensation,” excluding the effect of any estimated forfeitures. For information on the method and assumptions used to calculate the compensation costs, see Note 14 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Other compensation for 2010 includes $22,631 for health and dental insurance premiums, $1,734 for life and disability insurance premiums, $22,482 in life insurance premiums, $8,346 in golf club dues, $9,800 for 401(k) matching contributions and $5,338 for office parking fees.

(3)
Victor M. Garcia was promoted to the position of Senior Vice President and Chief Operating Officer on September 29, 2010 from his previous position of Senior Vice President and Chief Financial Officer.

(4)
Other compensation for 2010 includes $15,229 for health and dental insurance premiums, $1,825 for life and disability insurance premiums, $380 in life insurance premiums, $9,800 for 401(k) matching and $5,338 in office parking fees.

(5)
Gary M. Sawka assumed the position of Interim Chief Financial Officer when Mr. Garcia was promoted to Senior Vice President and Chief Financial Officer on September 29, 2010.  Prior to this date, he was a member of the Company’s Board of Directors since 2007.  The amount reported as “salary” includes $68,750 in fees paid for service as a nonemployee director prior to September 29, 2010, and the amount reported as “Option Awards” consists of the grant date fair value of an option granted to Mr. Sawka prior to that date under CAI’s nonemployee director compensation program.

(6)	Other compensation for 2010 includes $2,970 for health and dental insurance, $456 for life and disability insurance, and $1,448 in office parking fees.
(7)	Mr. Hallahan became an executive officer on February 11, 2010.
(8)	Other compensation for 2010 includes $3,125 for health and dental insurance and $12,090 for car allowance.
(9)	Ms. Teixeira became an executive officer on July 29, 2010.
(10)
Other compensation for 2010 includes $15,229 for health and dental insurance, $1,825 for life and disability insurance, $2,634 in life insurance premiums, $6,426 for 401(k) matching and $5,138 in office parking fees.

(11)
Other compensation for 2010 includes $10,451 for health and dental insurance, $1,812 for life and disability insurance, $184 in life insurance premiums, $6,954 for 401(k) matching and $5,138 in office parking fees.

 2010 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan based awards for each of our Named Executive Officers for 2010.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards ($)
Masaaki (John) Nishibori	Non-Equity Incentive Plan Award	—	$0	$217,300	$543,250	—
Victor M. Garcia	—	—	—	—	—	—
Gary M. Sawka	Stock Option(1)	June 4, 2010	—	—	—	$50,360
Camille Cutimo	—	—	—	—	—	—
Nadine B. Teixeira	—	—	—	—	—	—
Daniel J. Hallahan	—	—	—	—	—	—

(1)	Granted to Mr. Sawka as a nonemployee director and vests in full on the anniversary of the grant date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Masaaki (John) Nishibori. Mr. Nishibori served as Senior Vice President and Chief Financial Officer until November 1, 2006 when he became President and Chief Executive Officer. We entered into an employment agreement with Mr. Nishibori effective November 1, 2006 in connection with his position as our President and Chief Executive Officer. Mr. Nishibori’s employment agreement was amended and restated effective as of December 31, 2008 and again effective as of April 9, 2009.  Mr. Nishibori’s amended and restated employment agreement was further amended effective as of July 30, 2010.  The employment agreement is effective until the later of November 1, 2010 or ninety (90) days following written notice from either Mr. Nishibori or CAI, unless the agreement is terminated earlier by us for death, disability, company insolvency or “cause,” by Mr. Nishibori for “good reason,” as described further on pages 21-22. Mr. Nishibori’s annual base salary will be increased by at least 4.0% on July 1 of each year that his employment agreement is in effect, beginning on July 1, 2009.

Mr. Nishibori is entitled to receive a cash bonus if we achieve certain percentages of our budgeted pretax profit in a specific fiscal year as set forth in the following table. This cash bonus is paid in March of each year based on performance from the previous fiscal year. If our pre-tax profit in a specific fiscal year is between the percentages set forth below, the bonus amount will be determined by interpolating between the applicable percentages.

Percent of Budgeted Pretax Profit Achieved	Bonus (as a Percentage of Base Salary)
less than 70%	0%
70	10%
80	20%
90	30%
100	40%
110	50%
120	60%
130	70%
140	80%
150	90%
160% and above	100%

Victor M. Garcia. Mr. Garcia became Senior Vice President and Chief Operating Officer in September 2010.  Mr. Garcia previously served as the Company’s Senior Vice President and Chief Financial Officer from November 2006 through September 2010. We entered into an employment agreement with Mr. Garcia effective November 1, 2006 in connection with his position as our Senior Vice President and Chief Financial Officer. Mr. Garcia’s employment agreement was amended and restated effective as of December 31, 2008 and again effective as of April 9, 2009. The employment agreement is effective until November 1, 2011 and automatically renews for an additional two-year period, unless the agreement is terminated earlier by us for death, disability, company insolvency or “cause,” by Mr. Garcia for “good reason,” as described further on pages 21-22, or by either party with at least 90 days written notice prior to the end of the term. Mr. Garcia’s annual base salary will be increased by at least 4.0% on November 1 of each of the two (2) subsequent years that his employment agreement is in place, beginning on November 1, 2009.

Nadine B. Teixeira. Ms. Teixeira became Vice-President, International Legal Affairs in July 2010.  Ms. Teixeira served as CAI’s Director, International Legal Affairs, from February 2009 to July 2010. We entered into an employment agreement with Ms. Teixeira effective February 9, 2009 in connection with her position as our Director, International Legal Affairs.  The employment agreement is effective until August 9, 2011, unless the agreement is earlier terminated by CAI or Ms. Teixeira.

2010 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of CAI’s named executive officers as of December 31, 2010.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Masaaki (John) Nishibori	5/15/07	232,899	27,081	(1)	$15.00	5/14/17
	6/5/09	37,500	62,500	(1)	$5.60	6/4/19
Victor Garcia	5/15/07	116,638	13,562	(1)	$15.00	5/14/17
	6/5/09	15,000	25,000	(1)	$5.60	6/4/19
Gary Sawka	5/15/07	12,500	—		$15.00	5/14/17
	5/22/08	7,500	—		$15.30	5/21/18
	6/5/09	10,000	—		$5.60	6/4/19
	6/4/10	—	10,000	(2)	$13.48	6/3/20
Daniel Hallahan	6/5/09	22,500	37,500	(1)	$5.60	6/4/19
Nadine Teixeira	6/5/09	3,750	6,250	(1)	$5.60	6/4/19
Camille Cutino	6/5/09	22,500	37,500	(1)	$5.60	6/4/19

(1)
Twenty-five percent (25%) of the total number of shares subject to the option vested and became exercisable on the first anniversary of the grant date, and 1/48th of the total number of shares subject to the option vest monthly thereafter, if the option holder is providing services to CAI.

(2)	Vests 100% on the anniversary of the grant date and granted to Mr. Sawka as a nonemployee director.

2010 Option Exercises and Stock Vested Table

The following table provides information regarding restricted stock vesting during fiscal 2010 for the named executive officers. The value realized is based on the closing fair market value of the underlying stock on the vesting date.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Masaaki (John) Nishibori	—	—
Gary Sawka	—	—
Victor Garcia	—	—
Daniel Hallahan	—	—
Nadine Teixeira	—	—
Camille Cutino	440	$5,870

No stock options were exercised by named executive officers during fiscal 2010.

2010 Potential Post-Employment Payments

Employment Agreements

In the event of termination of the executive’s employment without “cause” or as a result of the executive’s death or disability or in the event of termination of employment by the executive for “good reason,” each of Mr. Nishibori and Mr. Garcia is entitled to receive the following severance payments pursuant to employment agreements we have entered into with each of them as in effect during the 2010 fiscal year:

            •        an amount equal to the greater of: (1) one year of base salary; or (2) base salary for the twelve months immediately preceding the executive’s date of termination;

            •        except in the case of death, continued health, dental, life and disability insurance for a period the greater of (a) one year after termination (including dependents if dependents were covered prior to termination) or (b) the remainder of the term of the executive’s employment agreement as of the date of termination; and

            •        if termination occurs more than one month after the end of the prior fiscal year, a pro-rated cash bonus based on the number of days of employment during the fiscal year in which termination occurs.

In addition to the severance payments listed above, some of Mr. Garcia’s and Mr. Nishibori’s stock option awards provide that if he is terminated without “Cause” or he terminates his employment for "Good Reason" in connection with a "Change in Control," his stock options will become fully vested and exercisable.  In addition, as part of his management authority, Mr. Garcia shall approve the hiring by the Company of officers and management employees. The severance arrangements above are intended to attract and retain qualified executive officers who could obtain similar positions at other companies.

In the event of termination of Ms. Teixeira’s employment without “cause” or Ms. Teixeira terminates her employment within 30 days of a change of control or under circumstances which constitute constructive termination, Ms. Teixeira is entitled to receive all or a portion of the following severance payments pursuant to employment agreements we have entered into with her:

          •        an amount equal to her monthly base salary  for a period of six months after termination; and

          •        continued health, vision and dental insurance for a period of six months after termination.

“Cause” is generally defined as (a) a failure by the executive to substantially perform his or her duties under such executive’s employment agreement which is not cured within thirty (30) days after notice from CAI; (b) an act by the executive of material dishonesty, fraud, misrepresentation, or other act(s) of moral turpitude; (c) an intentional act by the executive (other than one constituting a business or legal judgment, as applicable, that was reasonable at the time or which was previously approved by the Board of Directors or the Board of Directors’ representative), or a clear lack of reasonable care by the executive, or gross misconduct by the executive, which (in each case) is seriously injurious to CAI; (d) a material breach by the executive of his or her employment agreement which is not cured within thirty (30) days after notice from CAI; or (e) a material and willful violation of a federal or state law or regulation applicable to the business of CAI.

“Change of Control” is generally defined as any of the following transactions: (a) a merger or consolidation of CAI with or into any other company or other entity (other than for the sole purpose of changing CAI’s state of incorporation); (b) a sale in one transaction or a series of transactions undertaken with a common purpose of all or a majority portion of CAI’s outstanding voting securities or such amount of CAI’s outstanding voting securities as would enable the purchaser to obtain the right to appoint a majority of CAI’s Board of Directors; or (c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of CAI’s assets; provided, however, a transaction involving a sale of stock beneficially owned by Mr. Ogawa, his spouse or his children shall not constitute a Change in Control unless (after giving effect thereto) a single party (or group of related parties) obtains control of CAI as a result of such transaction.

“Good Reason” is generally defined as the occurrence of any of the following events, without the consent of the executive: (a) any material diminution in the executive’s authority, duties or responsibilities; (b) any action or inaction that constitutes a material breach by CAI of the executive’s employment agreement; or (c) a material change in the geographic location at which the executive must perform his duties under his or her employment agreement, except for office relocation within the San Francisco Bay area; provided that the executive acknowledges and agrees that he or she may be required to travel extensively in connection with the performance of his or her duties under such executive’s employment agreement and that any such travel requirement will not constitute a material change in the geographic location at which the executive must perform his or her duties under such executive’s employment agreement.

“Constructive Termination” is generally defined as the occurrence of any of the following events, without the consent of the executive: (a)  any material breach by CAI of the executive’s employment agreement; (b) a material change in the geographic location at which the executive must perform his duties under his or her employment agreement, except for office relocation within the San Francisco Bay area; provided that the executive acknowledges and agrees that he or she may be required to travel in connection with the performance of his or her duties under such executive’s employment agreement and that any such travel requirement will not constitute a material change in the geographic location at which the executive must perform his or her duties under such executive’s employment agreement; or (c) any material and adverse change to executive’s job description in his or her employment agreement.

Each of Mr. Nishibori’s, Mr. Garcia’s and Ms. Teixeira’s employment agreements provides that if he or she becomes entitled to receive or if he or she receives any payments that would be characterized as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the highest amount that may be paid to these executive officers without having any portion of any payment treated as an “excess parachute payment,” but only if the effect of the reduction is that the executive officer would receive a greater amount of payments, as determined on an after-tax basis. If, on an after-tax basis, the payments Mr. Nishibori, Mr. Garcia or Ms. Teixeira would receive would be greater without any reduction, then these payments will not be reduced.

Equity Compensation Plan

Under the Amended and Restated 2007 Equity Incentive Plan, all awards under the plan, including shares subject to stock options and restricted stock, that have not vested will become fully vested and exercisable in the event of a “change of control” or other “company transaction,” each as defined below, unless, in the event of a company transaction, the option or stock award is assumed by the successor company. A “change of control” is generally defined as an acquisition of 50% or more of CAI’s voting power, or a change in the composition of our Board of Directors in a two-year period, without the approval of the Incumbent Board (as defined in the plan), that results in fewer than a majority of the Incumbent Board remaining in office. A “company transaction” is generally defined as the completion of a merger or consolidation with or into another company or entity, a sale in one or more transactions with the common purpose of all of our outstanding voting securities, or a sale in one or more transactions with the common purpose of all or substantially all of our assets. The Compensation Committee may also, in the event of a change of control, allow the holder of an award to surrender the award in exchange for a cash payment, or, in the event of a company transaction, terminate awards under the plan in exchange for a cash payment, each calculated by a formula set forth in the plan.

The following table describes the potential payments upon a termination or change of control for Mr. Nishibori, Mr. Garcia, Mr. Sawka, Ms. Teixeira, and Ms. Cutino, assuming that the triggering event occurred on December 31, 2010. In the case of stock options, the value of the acceleration was determined based on the difference between (i) the exercise price of the shares for which vesting was accelerated and (ii) the $19.60 closing price on December 31, 2010 In the case of restricted stock, the value of the acceleration was determined by multiplying (i) the number of shares for which vesting was accelerated by (ii) the $19.60 per share closing price on December 31, 2010. In the case of Non-equity incentive plan compensation, the value of the benefit was determined assuming that pre-tax profit for fiscal 2010 was equal to 100% of our budgeted pre-tax profit.

	Benefit	Before Change of Control: Termination Without Cause, For Good Reason or Constructive Termination or due to Death or Disability	After Change of Control: Termination Without Cause, For Good Reason or Constructive Termination or due to Death or Disability
Masaaki (John) Nishibori
	Base salary(1)	$556,500	$556,500
	Non-equity incentive plan compensation(2)	222,600	222,600
	Stock options (unvested and accelerated)(3)	124,574	124,574
	COBRA premiums(4)	$22,632	$22,632
	Life and disability insurance(5)	24,215	24,215
	Accrued vacation pay	22,117	22,117

Total(6)		$972,638	$972,638

Victor Garcia
	Base salary(7)	$360,150	$360,150
	Cash bonus	252,465	252,465
	Stock options (unvested and accelerated)(3)	62,388	62,388
	COBRA premiums	15,229	15,229
	Life and disability insurance	2,205	2,205
	Accrued vacation pay	25,851	25,851

Total(6)		$718,288	$718,288

Gary Sawka
	Stock options (unvested and accelerated) (3)	$61,200	$61,200
	Accrued vacation pay	6,154	6,154

Total		$67,354	$67,354

Nadine Teixeira
	Base salary(8)	$112,200	$112,200
	COBRA premiums(9)	7,615	7,615
	Accrued vacation pay	4,488	4,488

Total		$124,303	$124,303

Camille Cutino
	Accrued vacation pay	13,265	13,265

________________
(1)
Lump-sum payment made within 30 days of termination equal to the greater of one year of base salary or the base salary for the remaining term of Mr. Nishibori's employment agreement which took effect on November 1, 2006 and was amended and restated effective as of April 9, 2009. The term of employment for Mr. Nishibori is effective until November 1, 2010 and automatically renews for additional two-year periods, unless the agreement is terminated earlier by the Company for death, disability, company insolvency or “cause” by Mr. Nishibori for “good reason” or by either party with at least 90 days’ written notice prior to the end of the term. As of December 31, 2010, Mr. Nishibori’s employment agreements had a remaining term of 10 months.

(2)
Mr. Nishibori is entitled to receive a cash bonus under the company’s Non-Equity Incentive Plan based on the achievement of certain percentages of our budgeted pretax profit for fiscal 2010 pursuant to his employment agreement.

(3)
Under the terms of the Amended and Restated 2007 Equity Incentive Plan, the vesting schedule of the following unvested stock options would accelerate and the options would be fully vested: Mr. Nishibori: 27,081 shares; and Mr. Garcia: 13,563 shares.

(4)	Represents estimated COBRA and dental premiums to be paid by us for a period of 12 months after termination. Not payable in the event of death.
(5)	Represents estimated life and disability insurance premiums to be paid by us for a period of 12 months after termination. Not payable in the event of death.
(6)
If the executive becomes entitled to receive or receives any payments that would be characterized as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the highest amount that may be paid to the executive without having any portion of any payment treated as an “excess parachute payment,” but only if the effect of the reduction is that the executive would receive a greater amount of payments, as determined on an after-tax basis. If, on an after-tax basis, the payments the executive would receive would be greater without any reduction, then no reduction will apply.

(7)
Lump-sum payment made within 30 days of termination equal to the greater of one year of base salary or the base salary for the remaining term of Mr. Garcia's employment agreement which took effect on November 1, 2009.  The term of employment for Mr. Garcia is effective until November 1, 2011 and automatically renews for additional two-year periods, unless the agreement is terminated earlier by the Company for death, disability, company insolvency or “cause” by Mr. Garcia for “good reason” or by either party with at least 90 days’ written notice prior to the end of the term. As of December 31, 2010, Mr. Garcia’s employment agreements had a remaining term of 10 months.

(8)	Lump-sum payment made within 30 days of termination equal to Ms. Teixeira’s base salary for 6 months.
(9)	Represents estimated COBRA, vision and dental premiums to be paid by us for a period of up to 6 months after termination.

2010 Director Compensation Table

The following table sets forth information regarding compensation for each of our nonemployee directors for fiscal 2010. The Company’s nonemployee director compensation program is comprised of: cash compensation, consisting of annual retainer fees, including amounts associated with chairing Board of Directors committees; meeting fees and equity compensation, consisting of stock option grants. Each of these components is described in more detail below.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)

Marvin Dennis	$91,500	$50,360	$—		$141,860
William Liebeck	$87,500	$50,360	$—		$137,860
Hiromitsu Ogawa	$101,000	$—	$42,305	(3)	$143,305
David G. Remington(4)	$21,500	69,190	$—		$90,690

(1)           Includes all annual retainer fees, committee and chairmanship fees and meeting fees.
(2)           These amounts reflect the aggregate grant date fair value for option awards granted to the indicated director in fiscal 2010 computed in accordance with FASB ASC Topic 718 “Compensation—Stock Compensation.” For information on the method and assumptions used to calculate these amounts, see Note 14 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010. In calculating expense for nonemployee director stock options for financial statement reporting purposes, we do not assume any service-based forfeitures. As of December 31, 2010, the aggregate number of shares underlying outstanding option awards for each nonemployee director were: Mr. Dennis—40,000 shares; Mr. Liebeck—40,000 shares; Mr. Ogawa—no shares; and Mr. Remington—12,500 shares.
(3)        Other compensation for fiscal 2010 includes $22,632 for health and dental insurance premiums, $14,535 in golf club dues, and $5,138 for office parking fees.
(4)        Mr. Remington was appointed as director effective September 29, 2010.  Fees earned or paid in cash reflect payment for service as director from the effective date of his appointment to that position.

Narrative Disclosure to Director Compensation Table

Hiromitsu Ogawa.  Mr. Ogawa served as Chief Executive Officer until November 1, 2006 when he became our Executive Chairman. On June 5, 2009, Mr. Ogawa retired as our Executive Chairman and remained our Chairman of the Board of Directors. On June 5, 2009, Mr. Ogawa signed a compensation agreement with the Company under which Mr. Ogawa is entitled to an annual retainer fee of $100,000, payable each calendar quarter in increments of $25,000. The annual retainer fee will be increased by at least 4% on July 1 of each subsequent year that the agreement is in effect. Mr. Ogawa’s annual retainer fee was increased to $104,000 as of July 1, 2010.  The compensation under this agreement is in lieu of the retainer and meeting fees that are payable to other members of the Board of Directors who are not also employees of CAI. In addition to the annual retainer fee, Mr. Ogawa will continue to receive the fringe benefits that he was receiving prior to his retirement as an executive officer of the Company. The agreement is effective for as long as Mr. Ogawa serves as Chairman of the Board of Directors or for a period of three years from the date of the agreement.

Other Director Compensation.  Directors who are also employees of CAI receive no additional compensation for their services as directors. During fiscal 2010, Masaaki (John) Nishibori was the only full-year director who was an employee of CAI. The compensation paid to Mr. Nishibori, our President and Chief Executive Officer is not included in this table, but is shown in the Executive Compensation tables above.  Gary Sawka served as a nonemployee director from June 4, 2007 until he resigned from his position as director and was appointed our Interim Chief Financial Officer while the Company conducted its search for a permanent Chief Financial Officer.  The compensation paid to Mr. Sawka as a nonemployee director is included in the 2010 Summary Compensation Table on pages 18-19 above.  The compensation paid to Mr. Sawka in his capacity as Interim Chief Financial Officer is shown in the Executive Compensation tables below.

Directors who are not employees of CAI, other than Hiromitsu Ogawa, receive cash compensation and equity compensation as described below. All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service. In addition, CAI indemnifies its directors for liability they may incur for serving in that capacity to the maximum extent permitted under the laws of the state of Delaware. CAI also advances expenses to its directors in connection with this indemnification.

Cash Compensation. Each nonemployee director, other than Hiromitsu Ogawa, receives an annual cash retainer of $25,000. The chair of the Audit Committee receives an additional annual cash retainer of $12,000. Other committee chairs receive an additional annual cash retainer of $8,000. Each annual retainer is paid quarterly in advance. In addition, directors, other than Hiromitsu Ogawa, receive a fee of $2,000 for each meeting of the Board of Directors attended, members of the Audit Committee receive a fee of $1,500 for each meeting of the Audit Committee attended, and members of other committees receive a fee of $1,000 for each other committee meeting attended.  The cash compensation included in the table above for Gary Sawka and David Remington include annual cash retainers for Board of Directors and committee service prorated for their respective periods of service during fiscal 2010 and fees for each Board of Directors and committee meeting attended by each.

Equity Compensation. In addition to retainers and Board of Directors and committee meeting attendance fees, each nonemployee director, other than Hiromitsu Ogawa, is granted an option to purchase 12,500 shares upon the director’s initial election to the Board of Directors, and is granted an option to purchase 10,000 shares at each annual meeting of our stockholders. All options have a ten-year term, an exercise price equal to the fair market value of a share of CAI’s common stock on the date of grant and vest in full on the first anniversary of the date of grant.

The following is a summary of the compensation program for CAI’s nonemployee directors, presented in a tabular format:

Option grant to each nonemployee director upon initial election to the Board of Directors	12,500	shares
Annual option grant to each nonemployee director	10,000	shares
Annual retainer for each nonemployee director	$25,000
Annual retainer for Hiromitsu Ogawa(1)	$104,000
Additional annual retainer for Audit Committee Chair	$12,000
Additional annual retainer for other committee chairs	$8,000
Fee for each Board of Directors meeting	$2,000
Fee for each Audit Committee meeting	$1,500
Fee for each other committee meetings	$1,000
Reimbursement of expenses attendant to Board of Directors membership	Yes

(1) Pursuant to the June 5, 2009 compensation agreement between Mr. Ogawa and the Company, Mr. Ogawa is entitled to an annual retainer fee of $100,000, to be increased by at least 4% on July 1 of each subsequent year that the agreement is in effect.  Mr. Ogawa’s annual retainer fee was increased to $104,000 as of July 1, 2010.  Mr. Ogawa’s total retainer for fiscal 2010 was $102,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Mr. Dennis,  Mr. Liebeck or Mr. Remington, as the three current members of the Compensation Committee, was at any time during the fiscal year ended December 31, 2010 or at any other time (i) an officer or employee of CAI or (ii) had any relationship requiring disclosure under Item 404 of Regulation S-K.  Mr. Sawka, CAI’s Interim Chief Financial Officer was, prior to accepting this position, a member of the Compensation Committee.  Mr. Sawka did not have any relationship requiring disclosure under Item 404 of Regulation S-K.  No executive officer of CAI served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of CAI or as a director of CAI.

COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of three independent directors. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and CAI’s proxy statement relating to its 2011 Annual Meeting of Stockholders.

Compensation Committee Report Submitted By:

William Liebeck, Chair
Marvin Dennis
David Remington

AUDIT COMMITTEE REPORT

The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls over financial reporting and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and fees for all audit and permitted non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provides them with financial sophistication.

Duties and Responsibilities

The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

            •        the integrity of CAI’s financial statements;

            •        CAI’s compliance with legal and regulatory requirements;

            •        CAI’s systems of internal control over financial reporting as established by management;

            •        the independent registered public accounting firm’s qualifications and independence;

            •        the performance by CAI’s independent registered public accounting firm;

            •        CAI’s internal audit activities and processes;

            •        risk assessment and risk management;

            •        CAI’s auditing, accounting and financial reporting processes generally; and

            •        compliance with CAI’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board of Directors, the independent registered public accounting firm, financial management and all employees.

In connection with these responsibilities, the Audit Committee met with management to review and discuss CAI’s audited financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61, Communications with Audit Committee. The Audit Committee also received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with its independent registered public accounting firm that firm’s independence.

Fiscal 2010 Audit

Based on the reviews and discussions described above, the Audit Committee recommended that the Board of Directors include the audited financial statements in CAI’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010.

Audit Committee Report Submitted By:

Marvin Dennis, Chair
William Liebeck
David Remington

PROPOSAL NO.2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP, an independent registered public accounting firm, to audit the Company’s financial statements for fiscal year 2011, and recommends that the stockholders vote to ratify such appointment.

KPMG LLP audited our financial statements for the years ended December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010. Stockholder approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit of the Company’s financial statements and the independent registered public accounting firm. The Audit Committee will consider the results of the stockholder vote and in the event of a negative vote will reconsider its selection of KPMG LLP. Even in the event of an affirmative stockholder vote, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees billed to CAI by KPMG LLP for 2009 and 2010 were approximately as follows:

Services Rendered	2009	2010
Audit Fees (1)	$748,100	$747,500
Audit-Related Fees (2)	—	72,820
Tax Fees (3)	2,006	9,795
Other Fees (4)	—	8,256
Total Fees	$750,106	$838,371

(1)
Audit Fees consist of fees for professional services rendered for the audit of our 2009 and 2010 consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with regulatory filings.

(2)	Audit-Related Fees consist of fees billed for assurance and related services primarily in connection with the S-3 filings with the SEC in 2010, and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered in 2009 and 2010 for tax compliance relating to our domestic and foreign subsidiaries.
(4)	All Other Fees in 2010 consist of fees for management advisory services paid to KPMG LLP.

Pre-Approval Policy. The Audit Committee pre-approves all audit and permissible audit-related and non-audit services provided to the Company by our independent registered public accounting firm and the associated fees for these services. All services and fees for 2010 were approved by the Audit Committee. Engagements must be separately pre-approved by the Audit Committee.

PROPOSAL NO.3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement, and as required by Section 14A(a)(1) of the Exchange Act.

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s executives, whose compensation is reported in the Summary Compensation Table on pages 18-19 above.  Additional information regarding the Compensation Committee and its role is described above in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative disclosure.  Consistent with the Company’s compensation philosophy, our executive compensation program has been designed to provide competitive compensation packages that enable CAI to attract and retain talented executives, motivate named executive officers to achieve our short- and long-term business strategies, and align named executive officer compensation with stockholder value.

The Compensation Committee and our Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executives reported in this proxy statement has contributed to the Company’s recent and long-term success.  In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of CAI International, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

While the resolution is non-binding, the Board of Directors values the opinions that stockholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION

PROPOSAL NO.4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 3 above should occur every year, every two years or every three years.

After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year.  While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually.  Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our philosophy on good corporate governance practices and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE TO APPROVE THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows common stock ownership on April 15, 2011, except as otherwise noted, by:

            •        each person who beneficially owned more than 5% of CAI common stock on that date,

            •        each of the executive officers named in the Summary Compensation Table on pages 18-19 and each of the current CAI directors, and

            •        all current CAI executive officers and CAI directors as a group.

The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of April 15, 2011 through the exercise of any stock option or other right.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Hiromitsu Ogawa (1) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	6,639,240	34.41%

Columbia Wanger Asset Management, L.P (2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,394,600	12.41%

Wells Fargo & Company (3) 420 Montgomery Street San Francisco, CA 94163	1,194,842	6.19%

Masaaki (John) Nishibori (4) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	866,900	4.42%

Victor M. Garcia (5) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	150,200	*

Gary M. Sawka (6) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	43,000	*

Marvin Dennis (7) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	40,000	*

William W. Liebeck (7) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	40,000	*

Camille G. Cutino (8) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	31,520	*

Daniel J. Hallahan (9) CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	32,081	*

David G. Remington c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	0	*

Nadine Teixeira (10) c/o CAI International, Inc. Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, CA 94105	5,000	*

All directors and executive officers as a group (10 persons) (11)	7,847,941	39.36%

*	Less than 1%.

(1)        Mr. Ogawa beneficially owns 2,523,240 shares of our common stock in his own name. An additional 2,859,108 shares are held by the Ogawa Family Trust dated 7/06/98, of which Mr. Ogawa and his wife are co-trustees. An additional 1,256,892 shares are held by the Ogawa Family Limited Partnership. Mr. Ogawa is the co-trustee of the Ogawa Family Trust, which is the general partner of the Ogawa Family Limited Partnership.
(2)        Based on a Schedule 13G/A filed with the SEC on February 10, 2011. Columbia Wanger Asset Management, L.P. maintains sole voting power for 2,153,600 of the shares reported and maintains sole dispositive power for 2,394,600 of the shares reported. The shares reported include shares held by Columbia Acorn Trust (“CAT”), a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P. CAT holds 9.60% of our shares.
(3)        Based on a Schedule 13G filed with the SEC on February 1, 2008. Includes 1,192,192 shares for which Wells Fargo & Company maintains sole voting power and 1,194,842 shares for which Wells Fargo maintains sole dispositive power. Also includes 1,122,192 shares for which Wells Capital Management Incorporated maintains sole voting power and 1,194,842 shares for which Wells Capital maintains sole dispositive power. Such Schedule 13G was filed by Wells Fargo & Company on its own behalf and on behalf of the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association.
(4)        Includes 556,920 shares of common stock and options to purchase 309,980 shares that are fully exercisable within 60 days of April 15, 2011.
(5)        Includes options to purchase 150,200 shares that are fully exercisable within 60 days of April 15, 2011.
(6)        Includes 3,000 shares of common stock and options to purchase 40,000 shares that are fully exercisable within 60 days of April 15, 2011.
(7)        Includes options to purchase 40,000 shares that are fully exercisable within 60 days of April 15, 2011.
(8)        Includes 1,520 shares of common stock and options to purchase 30,000 shares that are fully exercisable within 60 days of April 15, 2011.
(9)        Includes 2,081 shares of common stock and options to purchase 30,00 shares that are fully exercisable within 60 days of April 15, 2011.
(10)      Includes options to purchase 5,000 shares that are fully exercisable within 60 days of April 15, 2011.
(11)      Includes 645,180 shares that named executive officers and directors as a group have the right to acquire within 60 days of April 15, 2011 through the exercise of options.

PROPOSAL NO. 5 – TO APPROVE AN AMENDMENT TO THE CAI INTERNATIONAL, INC.
2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED
FOR ISSUANCE UNDER THE 2007 EQUITY INCENTIVE PLAN BY 300,000 SHARES

The Board of Directors, the Compensation Committee and Company management all believe that the effective use of stock-based long-term incentive compensation is important to the Company’s success. On April 29, 2011, the Board adopted an amendment to the Company’s 2007 Incentive Stock Plan (the “2007 Plan”) to increase the number of shares reserved for issuance under the 2007 Equity Incentive Plan by 300,000 shares, subject to the approval of the Company’s stockholders. As of April 29, 2011, and prior to the requested increase, there were a total of approximately 194,000 shares available for future grant under the 2007 Plan. As of the record date, the total number of shares of Company common stock issued and outstanding was 19,295,359 shares.

The principal features of the 2007 Plan as it is proposed to be amended are summarized below. This summary does not contain all information about the 2007 Plan. A copy of the complete text of the 2007 Plan as it is proposed to be amended is included in Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2007 Plan.

Summary of the 2007 Plan as Proposed to Be Amended

The 2007 Plan authorizes the Compensation Committee to award stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Company stock for the purpose of recruiting, motivating and retaining the caliber of employees essential for achievement of the Company’s success.

Shares Available for Issuance

The number of shares of Company stock available for issuance under the 2007 Plan is 1,521,900.  If there is any change in Company stock by reason of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, the Committee shall make proportional adjustments to the maximum number and kind of securities, and the price of each security, (i) available for issuance under the 2007 Plan, (ii) available for issuance as incentive stock options, (iii) that may be subject to awards received by any participant in any one calendar year, and (iv) that are subject to any outstanding award.

The 2007 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2007 Plan until they are actually issued and delivered to a participant. If an award granted under the 2007 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award (or, if applicable, the portion as to which shares have not been issued) will again be available for use under the 2007 Plan. Shares that are (i) tendered by a participant or retained by the Company as payment for the purchase price of an award or to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash, or in a manner such that some or all of the shares subject to the award are not issued, will be available for issuance under the 2007 Plan. The number of shares available for issuance under the 2007 Plan will not be reduced to reflect any dividends or dividend equivalents that are credited to outstanding stock or stock unit awards. The 2007 Plan also provides that shares subject to awards issued by the Company in substitution for awards previously granted by an acquired company will not count against the shares available for issuance under the 2007 Plan.

Eligibility

Awards may be made to any employee, officer or director of the Company and its affiliated companies, as well as to certain consultants, agents, advisors and independent contractors. As of April 29, 2011, approximately 100 persons were eligible to receive awards under the 2007 Plan.

Administration

The 2007 Plan will be administered by the Compensation Committee of the Board of Directors, except that with respect to participants who are nonemployee directors, the 2007 Plan will be administered by the Board. The Board or the Compensation Committee may delegate the administration, subject to certain limits described in the 2007 Plan. References to the “Committee” are to the Board, the Compensation Committee, or other delegate, as applicable.

Types of Awards

Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of a stock option may be no less than 100% of the fair market value of the shares on the date of grant (for these purposes, fair market value means the closing price, for Company stock on the New York Stock Exchange during regular session trading for a single trading day, unless otherwise determined by the Committee). At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. The fair market value of our common stock on April 25, 2011 was $494.5 million.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2007 Plan or on a stand-alone basis. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

Performance Share Awards, Performance Unit Awards, Stock Awards, Restricted Stock and Stock Unit Awards, and Other Awards. The Committee may grant awards of restricted stock, restricted stock units, performance shares denominated in shares of Company stock, performance units denominated in cash, and other stock and cash-based awards, which may include the payment of stock in lieu of cash (including cash payable under other Company incentive or bonus programs) or the payment of cash (which may or may not be based on the price of the Company’s common stock). Such awards may be contingent on continued service or the attainment of certain performance goals. The Committee may decide to include dividends or dividend equivalents as part of an award of shares of Company stock (or awards denominated in shares of Company stock) and may accrue dividends, with or without interest, until the award is paid.

Section 162(m) Awards. The Committee may grant stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m). Such awards may consist of stock options, SARs, stock awards, performance shares or other awards, and may be conditioned upon the attainment of certain performance goals relating to one or more business criteria within the meaning of Section 162(m). As required by Section 162(m), these business criteria will be net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added (“CVA”); or market or economic value added (“EVA”). Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m), or any successor provision thereto.

Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based compensation” under Code Section 162(m) may not be granted awards, other than performance units, for more than 300,000 shares of common stock in any calendar year, except that the Company may make additional one-time grants of such Awards for up to 200,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or other awards payable in cash that are intended to qualify as “performance-based compensation” cannot exceed $1,000,000 in any calendar year.

Amendment and Termination of the 2007 Plan

The Board of Directors or the Committee may amend the 2007 Plan, except that if any applicable statute, regulation or stock exchange rule requires stockholder approval with respect to an amendment, then to the extent required, stockholder approval will be obtained. Stockholder approval will also be obtained for any amendment that would delete or limit the scope of the 2007 Plan provisions prohibiting repricing of options and any amendment that would increase the number of shares stated as available for issuance under the 2007 Plan. The 2007 Plan will terminate on April 9, 2019, unless sooner terminated or extended by the Board.

Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to us and to recipients of certain awards under the 2007 Plan. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2007 Plan. The 2007 Plan addresses several issues related to recent deferred compensation legislation under Section 409A of the Code and contains an express provision stating that it is the intent of the Company that the awards will satisfy the requirements for exemption under Section 409A, and to make it clear that the Committee is to interpret and administer the 2007 Plan accordingly.

Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the exercise price is paid in cash or by surrender of shares of Company stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the exercise price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO or one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the exercise price), if any, will be long-term capital gain eligible for preferential capital gains tax rates. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount received for the shares over the exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock. Restricted Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at ordinary income tax rates at the time of grant in an amount equal to the fair market value of the restricted stock on the date of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Section 162(m) Awards and Other Awards. Under Section 162(m), compensation in excess of $1 million paid in any year to certain executive officers is not deductible by the Company, unless such compensation qualifies as “performance-based.” As discussed above, the 2007 Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Section 162(m). However, nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

Plan Benefits

All awards to employees, officers, directors and consultants under the 2007 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2007 Plan are not determinable at this time. However, please refer to the description of grants made to nonemployee directors in the last fiscal year under the heading “Director Compensation Table” on page 24 of this proxy statement and under the heading “2010 Grants of Plan-Based Awards Table” on page 24. With respect to awards to executive officers, the Company made no grants in 2010 and as of the date of this proxy statement has made no grants in 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO
THE CAI INTERNATIONAL, INC. 2007 EQUITY INCENTIVE PLAN.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our Amended and Restated 2007 Equity Incentive Plan as of December 31, 2010.

Plan Category	Number of Shares of Common Stock to Be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Available for Future Issuance (excluding shares reflected in (a))
Equity compensation plan approved by security holders	972,680	$10.32	194,230	(1)
Equity compensation plan not approved by security holders	—	—	—
	972,680	$10.32	194,230

(1)        Our nonemployee directors each receive an option to purchase 12,500 shares of our common stock at the time first elected to the Board of Directors and an additional option to purchase 10,000 shares on each anniversary of that date. The options granted under this program vest and become exercisable with respect to 100% of the shares on the first anniversary of the grant date (assuming continued Board of Directors service). Shares available for issuance under the Amended and Restated 2007 Equity Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the committee.

RELATED PERSON TRANSACTIONS

Transactions with Directors and Executive Officers

Policies and Procedures for Approving Transactions with Related Persons

Our Audit Committee, in executing the responsibilities delegated to it, reviews a summary of CAI’s transactions with its directors and officers and with firms that employ directors, as well as any other material related party transactions, periodically, but no less frequently than annually. The Audit Committee consists of disinterested, nonemployee directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires CAI’s executive officers, directors and holders of more than 10% of CAI common stock to file reports of ownership and changes in ownership with the SEC. CAI believes that during its fiscal year ended December 31, 2010, all reports required under Section 16(a) were timely filed, except that one director, David G. Remington, filed late one initial report on Form 3 and one Form 4 that reported one transaction and one officer, Daniel Hallahan filed late one initial report on Form 3.

BY ORDER OF THE BOARD OF DIRECTORS

Victor Garcia
Senior Vice President, Chief Operating Officer and Secretary

San Francisco, California
May 4, 2011

APPENDIX A

CAI INTERNATIONAL, INC.

2007 EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the CAI International, Inc. 2007 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company's stockholders.

SECTION 2.  DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.  ADMINISTRATION

3.1           Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an "outside director" within the meaning of Section 162(m), and an "independent director" as defined under the New York Stock Exchange listing standards.

3.2           Delegation

Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards to officers who are or may become Covered Employees.  Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.  All references in the Plan to the "Committee" shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3           Administration and Interpretation by Committee

(a)           Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company's employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)           In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c)           The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service working less than full-time shall be determined by the Company's chief executive officer, human resources officer or other person performing that function or, with respect to directors or executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be final.

(d)           Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.  A majority of the members of the Committee may determine its actions.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.1           Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be 1,521,900 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2           Share Usage

(a)           Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan.  Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan.  The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)           The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)           Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were employees of the Acquired Entity prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)           Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5.  ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects.  An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.  The foregoing are "Eligible Persons."

SECTION 6.  AWARDS

6.1           Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Such Awards may be granted either alone or in addition to or in tandem with any other type of Award.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2           Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3           Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.  Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or a Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Section 409A.

SECTION 7.  OPTIONS

7.1           Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2           Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards.

7.3           Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4           Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant's Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable

After 1 year	1/4th

Each additional one-month period of continuous service completed thereafter	An additional 1/48th

After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Company, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5           Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)           cash, check or wire transfer;

(b)           having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(c)           tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)           so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of  proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e)           such other consideration as the Committee may permit.

7.6           Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.  If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a)           Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

(b)           Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of:

(i)            if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii)           if the Participant's Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii)           the last day of the maximum term of the Option (the "Option Expiration Date").

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise.  If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

Also notwithstanding the foregoing, if the exercise of the Option following a Participant's Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company's insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant's Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company's insider trading policy requirements.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1           Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options.

8.3           Exercise Price

In the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.  The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4           Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5           Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6           Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.  The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7           Code Definitions

For the purposes of this Section 8 "disability," "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.  STOCK APPRECIATION RIGHTS

9.1           Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion.  An SAR may be granted in tandem with an Option or alone ("freestanding").  The grant price of a tandem SAR shall be equal to the exercise price of the related Option.  The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2.  An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2           Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:  (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3           Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements under Section 409A.

SECTION 10.  STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1           Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2           Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock.  Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3           Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.  PERFORMANCE AWARDS

11.1           Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.  Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  Notwithstanding the foregoing, and Subject to Section 16, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2           Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.  Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  Notwithstanding the foregoing, and subject to Section 16, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
SECTION 12.  OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations") to the extent such amounts are not "deferred compensation" within the meaning of Section 409A.  The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.  To the extent required to avoid adverse financial accounting consequences to the Company, the value of the shares so withheld or tendered may not exceed the employer's minimum required tax withholding rate.

SECTION 14.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent permitted by the Company, the Participant may designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death.  During a Participant's lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.  ADJUSTMENTS

15.1           Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 16.4; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.  Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2           Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3           Company Transaction; Change in Control

15.3.1           Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:

(i)           All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately vested and exercisable and all applicable restrictions or forfeiture provisions shall lapse immediately prior to the Company Transaction and shall terminate at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction.  The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii)           All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement.  Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement.  Any other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii)           Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Company Transaction that a Participant's outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

15.3.2           Effect of a Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a)           any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b)           any restrictions applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c)           The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Company Transaction, and such Awards all be paid within 60 days following the effective date of the Company Transaction; and

(d)           any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3           Change in Control Cash-Out

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Change in Control Exercise Period"), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a)           for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b)           for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share, multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4           Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5           No Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6           Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7           Section 409A

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A; (b) any adjustments made pursuant to Section 15 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A; and (c) in any event, the Plan Administrator shall not have the authority to make any adjustments pursuant to Section 15 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A at the time of grant to be subject thereto.

SECTION 16.  SECTION 162(m) PROVISIONS

16.1           Terms of Section 162(m) Awards Generally

Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award (other than an Option or Stock Appreciation Right) to a Participant who is then a Covered Employee or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for performance-based compensation under Section 162(m).  With respect to each such Award, the Compensation Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 16.2.  Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), or any successor provision thereto, and the regulations thereunder.

16.2           Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added ("CVA"); or market or economic value added ("EVA") (together, the "Performance Criteria").

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.  The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:  a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) gains and losses on asset sales.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m), or any successor provision thereto.

16.3           Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 16.  Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based" compensation with the meaning of Section 162(m).

16.4           Maximum Awards

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any one year period with respect to more than 300,000 shares of Common Stock for such Award; except that the Company may make additional onetime grants of such Awards for up to 200,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m), or any successor provision thereto.

SECTION 17.  AMENDMENT AND TERMINATION

17.1           Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board.  Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2           Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the stockholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3           Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

Notwithstanding any provision contained in the Plan to the contrary, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (a) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (b) to ensure that an Award is not subject to additional taxes under Section 409A of the Code.

SECTION 18.  GENERAL

18.1           No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

18.2           Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3           Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4           No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5           Compliance with Laws and Regulations

(a)           In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

(b)           The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Code Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise.  To the extent Code Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A.  Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Code Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Code Section 409A(a)(2)(A)(i).  In addition, if the Participant is a "specified employee," within the meaning of Code Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Code Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant's separation from service or the Participant's death.  Notwithstanding any other provision in the Plan, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

18.6           Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7           No Trust or Fund

The Plan is intended to constitute an "unfunded" plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8           Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9           Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10           Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.  Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

18.11           Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19.  EFFECTIVE DATE

The effective date (the "Effective Date") is the date on which the Plan is adopted by the Board.  If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A TO 2007 EQUITY INCENTIVE PLAN

DEFINITIONS

As used in the Plan,

"Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

"Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Change in Control," unless the Committee determines otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the happening of any of the following events:

(a)           an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), excluding, however, the following:  (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or

(b)           a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

"Change in Control Exercise Period" has the meaning set forth in Section 15.3.3.

"Code" means the U. S. Internal Revenue Code of 1986, as amended from time to time.

"Committee" has the meaning set forth in Section 3.2.

"Common Stock" means the common stock, par value $0.0001 per share, of the Company.

"Company" means CAI International, Inc., a Delaware corporation.

"Company Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)           a merger or consolidation of the Company with or into any other company or other entity;

(b)           a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company's outstanding voting securities; or

(c)           a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

"Compensation Committee" means the Compensation Committee of the Board.

"Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

"Disability," unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Effective Date" has the meaning set forth in Section 19.

"Eligible Person" means any person eligible to receive an Award as set forth in Section 5.

"Entity" means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means the closing price for the Common Stock on any given date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.  In the absence of an established market for the Common Stock, Fair Market Value shall be determined in good faith by the Committee.  Notwithstanding the preceding, for federal, state, and local income tax withholding and reporting purposes and for such other purposes as the Committee deems appropriate, Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

"Grant Date" means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code or any successor provision.

"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means a right to purchase Common Stock granted under Section 7.

"Option Expiration Date" means the last day of the maximum term of an Option.

"Parent Company" means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

"Participant" means any Eligible Person to whom an Award is granted.

"Performance Award" means an Award of Performance Shares or Performance Units granted under Section 11.

"Performance Criteria" has the meaning set forth in Section 16.2.

"Performance Period" means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.  The Compensation Committee may establish different Performance Periods for different Participants, and the Compensation Committee may establish concurrent or overlapping Performance Periods.

"Performance Share" means an Award of units denominated in shares of Common Stock granted under Section 11.1.

"Performance Unit" means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

"Plan" means Container Applications International, Inc. 2007 Equity Incentive Plan, as amended from time to time.

''Related Company" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

"Related Party Transaction" means a Company Transaction pursuant to which:

(a)           the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b)           no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c)           individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

"Restricted Stock" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

"Retirement," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "Retirement" as defined for purposes of the Plan by the Committee or the Company's chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches "normal retirement age," as that term is defined in Section 411(a)(8) of the Code.

"Section 162(m)" means Section 162(m) of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

"Section 409A" means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

"Securities Act" means the U.S. Securities Act of 1933, as amended from time to time.

"Stock Appreciation Right" or "SAR" means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

"Stock Award" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

"Stock Unit" means an Award denominated in units of Common Stock granted under Section 10.

"Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

"Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

"Termination of Service," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be conclusive and binding.  Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award.  Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.  A Participant's change in status from an employee of the Company or a Related Company to a non-employee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a non-employee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval

April 23, 2007	Initial Plan Adoption	-	April 23, 2007

April 9, 2009	Amendment	3, 4, 5, 6, 7, 8, 9, 11, 13, 14, 15, 16, 18, Appendix A	June 5, 2009

April 29, 2011	Amendment	4

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees listed, FOR Proposals 2, 3 and 5 and EVERY YEAR for Proposal 4.

1.	Election of Directors:	For Withhold			For Withhold			For Withhold

	01 - Marvin Dennis	☐	☐	02 - Gary Sawka	☐	☐	03 - Victor Garcia	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐	3.	Approval of the advisory resolution approving the compensation paid to the Company’s executive officers as disclosed in the proxy statement.	☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain			For	Against	Abstain
4.	Advisory vote on the frequency of future advisory say-on-pay votes on executive compensation.	☐	☐	☐	☐	5.	Approval of the proposed amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under that plan.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. Please mark, date, sign and return proxy card promptly. Receipt is acknowledged of the notice and proxy statement relating to this meeting.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CAI INTERNATIONAL, INC.

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting on June 3, 2011

The undersigned hereby appoints Masaaki Nishibori and Nadine Teixeira, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of CAI International, Inc. on June 3, 2011 at 10:00 a.m. local time at the offices of Perkins Coie LLP, located at 3150 Porter Drive, Palo Alto, California 94304, and at any adjournment thereof, all shares of the undersigned in CAI International, Inc. The proxies are instructed to vote as stated on the reverse side.

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, this proxy will be voted for the Board of Directors’ nominees for election as directors, for the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, for the approval of the advisory resolution approving the Company’s executive compensation, “EVERY YEAR” on the advisory vote on the frequency of future advisory votes on the Company’s executive compensation and for the approval of the proposed amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under that plan. The proxies may vote in their discretion as to other matters that may come before the meeting.

(The Board of Directors recommends a vote FOR the nominees listed on the reverse side, FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, FOR the approval of the advisory resolution approving the compensation paid to the Company’s executive officers as disclosed in the proxy statement, EVERY YEAR on the advisory vote on the frequency of future advisory say-on-pay votes on executive compensation and FOR the approval of the proposed amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under that plan.)

PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY.